CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 62 to Registration Statement Amendment No. 33-84546 on Form N-1A of our reports each dated February 14, 2017, relating to the financial statements and financial highlights of Pioneer Bond VCT Portfolio, Pioneer Select Mid Cap Growth VCT Portfolio, Pioneer Mid Cap Value VCT Portfolio, Pioneer Emerging Markets VCT Portfolio, Pioneer Equity Income VCT Portfolio, Pioneer Fund VCT Portfolio, Pioneer High Yield VCT Portfolio, Pioneer Strategic Income VCT Portfolio, and Pioneer Real Estate Shares VCT Portfolio (the "Funds"), each a portfolio of Pioneer Variable Contracts Trust, appearing in the Annual Reports on Forms N-CSR of the Funds for the year ended December 31, 2016. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information, which are part of such Registration Statement.


/s/ Deloitte & Touche LLP


Boston, Massachusetts
April 24, 2017